Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of The RBB Fund, Inc. of our report dated October 28, 2022, relating to the financial statements and financial highlights, which appears in Stance Equity ESG Large Cap Core ETF’s Annual Report on Form N-CSR for the year ended August 31, 2022.  We also consent to the references to us under the headings "Experts” and "Exhibit B - Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
November 3, 2022